News Release
TSX, NYSE-MKT Symbol: NCQ

NovaCopper Completes the Acquisition of Sunward Resources

June 19, 2015 - Vancouver, British Columbia - NovaCopper Inc. (TSX, NYSE-MKT: NCQ) (“NovaCopper” or the "Company”) and Sunward Resources Ltd. (TSX: SWD) (“Sunward”) are pleased to announce the completion of the previously announced plan of arrangement (the “Arrangement”) pursuant to which NovaCopper has acquired ownership of all of the issued and outstanding common shares of Sunward resulting in Sunward being a wholly-owned subsidiary of NovaCopper.

The Arrangement was completed under the Business Corporations Act (British Columbia). Under the terms of the Arrangement, which took effect at 12:01 a.m. (Vancouver time) this morning, Sunward shareholders received 0.3 of a NovaCopper common share for each Sunward common share held. The Arrangement gives NovaCopper ownership of the Titiribi project located in Colombia. The Company has a strong balance sheet with over US$20 million in cash which will significantly de-risk the development of the Ambler mining district and will allow the Company to advance the Arctic deposit towards feasibility and in the near term, to advance the Upper Kobuk Mineral Projects during the 2015 field season.

In connection with the closing of the Arrangement, NovaCopper appointed Philip O’Neill, a former director and former CEO of Sunward, and William Hayden, a former director of Sunward, to the NovaCopper board of directors. To accommodate the addition of the new directors from Sunward, Clynton Nauman and Thomas Kaplan are stepping down as directors, and Gerry McConnell will be replacing Dr. Kaplan as Chairman of the Board.

About NovaCopper

NovaCopper Inc. is a base metals exploration company focused on exploring and developing the Ambler mining district in Alaska. It is one of the richest and most-prospective known copper-dominant districts located in one of the safest geopolitical jurisdictions in the world. It hosts world-class polymetallic VMS deposits that contain copper, zinc, lead, gold and silver, and carbonate replacement deposits which have been found to host high-grade copper mineralization. Exploration efforts have been focused on two deposits in the Ambler district – the Arctic VMS deposit and the Bornite carbonate replacement deposit. Both deposits are located within NovaCopper’s land package that spans approximately 143,000 hectares. NovaCopper has an agreement with NANA Regional Corporation, Inc., an Alaskan Native Corporation that provides a framework for the exploration and potential development of the Ambler mining district in cooperation with the local communities. Our vision is to develop the Ambler mining district into a premier North American copper producer.

More information on the Company, its properties and its management team is available on the Company’s website at www.novacopper.com.

NovaCopper Contact:

Elaine Sanders
Vice President & Chief Financial Officer
elaine.sanders@novacopper.com

604-638-8088 or 1-855-638-8088

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Cautionary Note Regarding Forward-Looking Statements

This press release includes certain "forward-looking information” and "forward-looking statements” (collectively "forward-looking statements”) within the meaning of applicable Canadian and United States securities legislation including the United States Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical fact, included herein, without limitation, statements relating to development of the Ambler mining district and advancement of the Arctic deposit, are forward-looking statements. Forward-looking statements are frequently, but not always, identified by words such as "expects”, "anticipates”, "believes”, "intends”, "estimates”, "potential”, "possible”, and similar expressions, or statements that events, conditions, or results "will”, "may”, "could”, or "should” occur or be achieved. These forward-looking statements may include statements regarding perceived merit of properties; exploration plans and budgets; mineral reserves and resource estimates; work programs; capital expenditures; timelines; strategic plans; market prices for precious and base metals; or other statements that are not statements of fact. Forward-looking statements involve various risks and uncertainties. There can be no assurance that such statements will prove to be accurate, and actual results and future events could differ materially from those anticipated in such statements. Important factors that could cause actual results to differ materially from NovaCopper's expectations include the uncertainties involving the need for additional financing to explore and develop properties and availability of financing in the debt and capital markets; uncertainties involved in the interpretation of drilling results and geological tests and the estimation of reserves and resources; the need for cooperation of government agencies and native groups in the development and operation of properties; the need to obtain permits and governmental approvals; risks of construction and mining projects such as accidents, equipment breakdowns, bad weather, non-compliance with environmental and permit requirements, unanticipated variation in geological structures, metal grades or recovery rates; unexpected cost increases, which could include significant increases in estimated capital and operating costs; fluctuations in metal prices and currency exchange rates; and other risks and uncertainties disclosed in NovaCopper’s Annual Report on Form 10-K for the year ended November 30, 2014 filed with Canadian securities regulatory authorities and with the SEC and in other NovaCopper reports and documents filed with applicable securities regulatory authorities from time to time. NovaCopper's forward-looking statements reflect the beliefs, opinions and projections on the date the statements are made. NovaCopper assumes no obligation to update the forward-looking statements or beliefs, opinions, projections, or other factors, should they change, except as required by law.